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                                                                    EXHIBIT 99.1



                                 PRESS RELEASE


FOR IMMEDIATE RELEASE:                            CONTACT:

Titanium Metals Corporation                       Mark A. Wallace
1999 Broadway, Suite 4300                         Vice President - Finance
Denver,  Colorado  80202                          (303) 296-5651


                              TIMET ACQUIRES TISTO

         DENVER, COLORADO . . . July 17, 1996 . . . Titanium Metals Corporation ("TIMET") (NASDAQ - TIMT) announced today that it has completed the acquisition of TISTO, the largest Germany-based distributor of titanium products.

         TIMET, which previously owned a 26% equity interest in TISTO, purchased the remaining 74% interest for $2.3 million. TISTO distributes titanium products in a number of countries including Germany, Austria, Switzerland and Finland. TISTO's unaudited revenues in 1995 and the first six months of 1996 were $20 million and $14 million, respectively. TIMET intends to expand the distribution of its products into these and other markets through TISTO.

         TIMET, headquartered in Denver, Colorado, is a leading integrated producer of titanium metal products.


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